Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-231347) of Milestone Pharmaceuticals Inc. of our report dated March 5, 2020 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP1

Montréal, Québec, Canada

March 5, 2020

1 CPA auditor, CA, public accountancy permit No. A113048